eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2022
Fourth quarter performance reflects significant increase in productivity of eHealth’s telesales operations

SANTA CLARA, California, January 24, 2023 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced preliminary, unaudited financial results and select operating metrics for the fourth quarter and fiscal year ended December 31, 2022.

“eHealth’s fourth quarter results reflect the transformational initiatives that we implemented in 2022 across all key areas of the company. During the fourth quarter Annual Enrollment Period, our company helped thousands of Americans shop for and enroll in healthcare plans that we believe represent an optimal match for them based on their personal preferences, healthcare needs, and budgets. We were able to do so while exceeding our cost reduction goals and significantly improving the efficiency of our sales and marketing organizations by emphasizing our most profitable marketing channels and enhancing agent productivity,” said Fran Soistman, chief executive officer of eHealth. "The Medicare market remains strong, reflecting a robust selection of quality plans, significant customer demand, and a more rational approach to enrollment growth by our peers that emphasizes profitability over growth-at-all-costs. eHealth ended 2022 with a strong cash position, and we expect to deliver further meaningful improvements to our operational and financial performance in 2023. We look forward to providing full fourth quarter and fiscal year 2022 results as well as our 2023 guidance on our upcoming fourth quarter earnings call."

Fourth Quarter and Fiscal Year 2022 Preliminary Results

•Revenue for the fourth quarter of 2022 is expected to be in the range of $190 to $200 million. Revenue for the year ended December 31, 2022 is expected to be in the range of $395 to $405 million as compared to the company’s guidance of $375 to $395 million.

•GAAP net income for the fourth quarter of 2022 is expected to be in the range of $16 to $21 million. GAAP net loss for the year ended December 31, 2022 is expected to be in the range of $93 to $88 million as compared to the company’s guidance of $115 to $92 million.

•Adjusted EBITDA for the fourth quarter of 2022 is expected to be in the range of $40 to $50 million. Adjusted EBITDA for the year ended December 31, 2022 is expected to be in the range of $(50) to $(40) million as compared to the company’s guidance of $(73) to $(45) million.

•Total cash outflow for the year ended December 31, 2022 (excluding the impact of our $70 million term loan and associated costs and net securities activities) is expected to be $44 million as compared to the company’s guidance of $110 to $90 million.

Select Operating Metrics
•The company exceeded its cost reduction goals for the full year 2022 by delivering over $110 million in net operating cost savings compared to the full year 2021.

•Fourth quarter of 2022 telephonic conversion rates in the company’s Medicare business improved by more than 25% compared to the fourth quarter of 2021.

•Medicare Advantage Approved Applications for the fourth quarter of 2022 were 131,235, a decline of 26% year-over-year. Medicare Advantage Approved Applications for the year ended December 31, 2022 were 302,949, a decline of 24% year-over-year. Decline in approved applications reflects a significant reduction in marketing costs in 2022 compared to 2021, which was partially offset by an increase in agent productivity.

The preliminary, unaudited financial results and select operating metrics included in this press release are based on information available as of January 24, 2023 and management's initial review of operations for the fourth quarter and year ended December 31, 2022. They remain subject to change based on management's ongoing review of the Company's fourth-quarter and full year results and are forward-looking statements. eHealth assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth's annual and quarterly filings with the Securities and Exchange Commission.

About eHealth

For more than 25 years, eHealth, Inc. (Nasdaq: EHTH) has served American consumers with innovative technology and licensed agent support to help them find health insurance solutions that fit their personal needs. Through its proprietary health insurance marketplace at eHealth.com and eHealthMedicare.com, eHealth has connected more than eight million members with quality, affordable coverage. eHealth offers Medicare Advantage, Medicare Supplement, Medicare Part D, individual, family, small business, and ancillary plans from approximately 200 health insurance companies nationwide.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding factors that impacted our fourth quarter performance; our expected cost savings; our expected operating and financial performance in 2023; our expected revenue, GAAP net income (loss), Adjusted EBITDA and total cash outflow for the fourth quarter of 2022 and the year ended December 31, 2022; our operating cost savings in 2022; our telephonic conversion rates in our Medicare business in the fourth quarter of 2022; and our Medicare Advantage Approved Applications for the fourth quarter of 2022.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual health care open enrollment period, the Medicare annual enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with health care reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the impact of the COVID-19 pandemic and other public health crises, illness, epidemics or pandemics on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; our ability to effectively manage our operations as our business evolves and execute on our transformational plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer mail, email, social media, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with H.I.G; our ability to raise additional capital; compliance with insurance, privacy and other laws and regulations; the outcome of litigation in which we are and may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure; and that our audit leads to changes in the financial results and selected operating metrics included in this press release. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information
This press release includes Adjusted EBITDA, a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted EBITDA is calculated by excluding the impact from preferred stock, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, impairment charges, restructuring charges, amortization of intangible assets, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

eHealth believes that the presentation of Adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of Adjusted EBITDA provides consistency and comparability with eHealth’s past financial reports. Management also believes that Adjusted EBITDA provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that Adjusted EBITDA is useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA has limitations in that it does not reflect all of the revenue and costs associated with the operations of eHealth’s business and does not reflect income tax as determined in accordance with GAAP. As a result, you should not consider this measure in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from Adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and providing investors with a reconciliation from eHealth’s GAAP net income (loss) to Adjusted EBITDA for the relevant periods.

The accompanying table provides more details on GAAP net income (loss), which is the most directly comparable GAAP financial measure to Adjusted EBITDA, a non-GAAP financial measure, and the related reconciliation between these financial measures.

Non-GAAP Financial Information Reconciliation

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
(in millions, unaudited)	Low	High	Low	High
GAAP net income (loss)	$16	$21	$(93)	$(88)
Stock-based compensation expense	3	4	19	20
Depreciation and amortization	4	5	20	21
Other expense, net	1	1	4	4
Impairment, restructuring and other charges	8	10	19	21
Provision for (benefit from) income taxes	8	9	(19)	(18)
Adjusted EBITDA	$40	$50	$(50)	$(40)
Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
Kate.Sidorovich@ehealth.com

3